Exhibit 99.1

Press Release

RLJ LODGING TRUST REPORTS SECOND QUARTER 2012 RESULTS

- Pro forma RevPAR increases 8.6%, excluding disruption

Bethesda, MD, August 7, 2012 — RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and six months ended June 30, 2012.

Quarter Highlights

•	Pro forma RevPAR increased 7.1%, ADR increased 5.2% and occupancy increased 1.8%
•	Excluding renovation disruption, Pro forma RevPAR is estimated to have increased an additional 153 basis points to 8.6%
•	Pro forma Hotel EBITDA margin increased 34 basis points to 36.2%
•	Pro forma Consolidated Hotel EBITDA increased 8.3% to $83.6 million
•	Adjusted FFO increased 22.4% to $55.6 million
•	Acquired three hotels in gateway markets: New York City, the San Francisco Bay area, and the Washington D.C. Metro area for $182.7 million
•	Refinanced an $85.0 million first mortgage loan
•	Declared a quarterly cash dividend of $0.165, or $0.66 on an annualized basis
•	Completed a $25.0 million rooms renovation at the DoubleTree by Hilton Hotel Metropolitan New York City, which included adding five new guest rooms

“The second quarter marked another successful quarter for RLJ as we again delivered strong RevPAR and margin growth,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer. “Additionally, we acquired three institutional grade assets that will enhance our portfolio and increase our presence in key gateway markets.”

Financial and Operating Results

This press release presents 2011 data that combines the financial and operating results of the Company’s predecessor entities prior to the consummation of the Company’s initial public offering (“IPO”) on May 16, 2011, and the results of the Company post-IPO. Pro forma RevPAR, Pro forma Hotel EBITDA, and Pro forma Hotel EBITDA Margin exclude non-comparable hotels that were not open for operation or closed for renovations for comparable periods.  The prefix “pro forma,” as defined by the Company, denotes operating results which include results for periods prior to its ownership.  An explanation of EBITDA, Adjusted EBITDA, Hotel EBITDA, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, is included at the end of this release.

Pro forma operating statistics assume the Company owned all of its hotels, including the recent acquisitions, since January 1, 2011.  Recent acquisitions are included for the full three and six months for each respective period.

Pro forma RevPAR for the three months ended June 30, 2012, increased 7.1% over the comparable period in 2011, driven by an ADR increase of 5.2% and an occupancy increase of 1.8%.  Amongst the Company’s top six markets, the best performers in the quarter were Louisville and Chicago, which experienced RevPAR growth of 13.1% and 8.6%, respectively.  Adjusting for disruption caused by the recent capital investments, the Company estimates that RevPAR growth would have increased by an additional 153 basis points to 8.6%. For the six months ended June 30, 2012, Pro forma RevPAR increased 5.7% over the comparable period in 2011, driven by an ADR increase of 5.1% and an occupancy increase of 0.5%.

Pro forma Hotel EBITDA for the three months ended June 30, 2012, increased $6.4 million to $83.7 million, representing an 8.3% increase over the comparable period in 2011.  For the six months ended June 30, 2012, Pro forma Hotel EBITDA increased $8.7 million to $138.4 million, representing a 6.7% increase over the comparable period in 2011.

Pro forma Hotel EBITDA Margin for the three months ended June 30, 2012, increased 34 basis points over the comparable period in 2011 to 36.2%.  Adjusting for disruption caused by the recent capital investments, the Company estimates that Pro forma Hotel EBITDA Margin would have increased by an additional 39 basis points to 36.5%.  For the six months ended June 30, 2012, Pro forma Hotel EBITDA Margin increased 20 basis points over the comparable period in 2011 to 33.1%.

Pro forma Consolidated Hotel EBITDA, which includes the results of one non-comparable hotel, increased $6.4 million to $83.6 million, representing an 8.3% increase for the three months ended June 30, 2012, over the comparable period in 2011.  For the six months ended June 30, 2012, Pro forma Consolidated Hotel EBITDA, which includes the results of three non-comparable hotels, increased to $140.1 million.

Adjusted EBITDA for the three months ended June 30, 2012, increased $6.5 million to $76.1 million, representing a 9.4% increase over the comparable period in 2011.  For the six months ended June 30, 2012, Adjusted EBITDA increased $9.6 million to $125.2 million, representing an 8.3% increase over the comparable period in 2011. For both the three and six months ended June 30, 2012, the impact of the acquisitions made in the quarter was an increase of $1.1 million.

Adjusted FFO for the three months ended June 30, 2012, increased $10.2 million to $55.6 million, representing a 22.4% increase over the comparable period in 2011.  For the six months ended June 30, 2012, Adjusted FFO increased $18.7 million to $84.1 million, representing a 28.6% increase over the comparable period in 2011.  For both the three and six months ended June 30, 2012, the impact of the acquisitions made in the quarter was an increase of $1.1 million. Adjusted FFO per diluted share and unit for the three and six months ended June 30, 2012, was $0.52 and $0.79, respectively based on the Company’s diluted weighted-average shares and units outstanding of 106.3 million for each period.

Non-recurring expenses for the three and six months ended June 30, 2012, were $0.6 million related to a non-cash loss on disposal of furniture, fixtures, and equipment associated with assets under renovation.  These expenses are included in net income and EBITDA, but have been excluded from FFO and Adjusted EBITDA.

Net income attributable to common shareholders for the three months ended June 30, 2012, was $18.9 million, compared to a net loss attributable to common shareholders of $2.6 million in the comparable period in 2011.  For the six months ended June 30, 2012, net income attributable to common shareholders was $12.4 million, compared to a net loss attributable to common shareholders of $18.7 million for the comparable period in 2011.  For the three and six months ended June 30, 2012, the impact of the acquisitions made in the quarter was a loss of $2.4 million.

Net cash flow from operating activities for the six months ended June 30, 2012, totaled $58.2 million compared to $52.6 million for the comparable period in 2011.

Capital Expenditures

The Company’s 2012 capital plan to upgrade and/or reposition 45 hotels for approximately $95.0 million is currently in progress.

During the second quarter, approximately $9.1 million of additional upgrades were initiated at five hotels.  Year to date, the Company has initiated an estimated $62.6 million of upgrades across 22 hotels, which also includes the recent completion of the $25.0 million rooms renovation at the DoubleTree by Hilton Hotel Metropolitan New York City.

Once the remaining 23 assets are completed, the Company’s comprehensive two-year capital program will be substantially complete.

Acquisitions

For the three months ended June 30, 2012, the Company acquired three focused-service hotels in key gateway markets that exhibit high growth and high barriers-to-entry characteristics: the 187-room Residence Inn by Marriott Bethesda Hotel Downtown, the 226-room Courtyard New York Manhattan/Upper East Side, and the 278-room Hilton Garden Inn San Francisco Oakland/Bay Bridge, for a combined total of $182.7 million.

On May 29, 2012, the Company acquired the 187-room Residence Inn Bethesda Downtown in an off-market transaction for a purchase price of $64.5 million, or approximately $345,000 per key. The purchase price represents a forward capitalization rate of approximately 7.1% on the hotel’s projected 2013 net operating income.

On May 30, 2012, the Company acquired the 226-room Courtyard New York Manhattan/Upper East Side through a bankruptcy court-ordered sale for a purchase price of $82.0 million, or approximately $363,000 per key. The purchase price represents a forward capitalization rate of approximately 7.5% on the hotel’s projected 2013 net operating income. The Company’s purchase price is considerably lower than other recently traded hotels in Manhattan and is a significant discount to replacement cost.

On June 11, 2012, the Company acquired the 278-room Hilton Garden Inn San Francisco Oakland/Bay Bridge for a purchase price of $36.2 million, or approximately $130,000 per key. The purchase price represents a forward capitalization rate of approximately 9.4% on the hotel’s projected 2013 net operating income.

The acquisitions were funded through a combination of cash available on the Company’s balance sheet and borrowings under its credit facility.

Balance Sheet and Capital Structure

On May 18, 2012, the Company refinanced two loans that matured in April 2012.  In its place, the Company structured one first mortgage loan totaling $85.0 million.  The loan has a base term of four years and a one-year extension option. The loan is interest only during the base term and bears a floating rate of LIBOR plus 235 basis points.

As of June 30, 2012, the Company had $155.6 million of unrestricted cash on its balance sheet and $215.0 million available on its unsecured credit facility.  The Company had $1.4 billion of outstanding debt, including $85.0 million outstanding on its unsecured credit facility.  The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve month period was 4.9 times and includes the effects of the Company’s three recent acquisitions.

Dividends

The Company’s Board of Trustees declared a cash dividend of $0.165 per common share of beneficial interest.  The dividend was paid on July 13, 2012, to shareholders of record as of June 29, 2012.

2012 Outlook

Based on the Company’s second quarter performance, recent acquisition activity, and current trends, the Company is updating its 2012 outlook.  The Company’s outlook excludes potential future acquisitions and dispositions, which could result in a material change to the Company’s outlook.  The Company’s 2012 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.

Pro forma operating statistics assume the Company owned all 144 of its hotels since January 1, 2011, including the recent acquisitions.  Pro forma RevPAR growth and Pro forma Hotel EBITDA Margin exclude non-comparable hotels.  Pro forma Consolidated Hotel EBITDA includes approximately $3.5 million of prior ownership Hotel EBITDA from the three recent acquisitions that will not be included in the Company’s corporate Adjusted EBITDA or Adjusted FFO.  For the full year 2012, the Company’s updated outlook is:

	Current Outlook	Prior Outlook
Pro forma RevPAR growth	6.0% to 8.0%	6.0% to 8.0%
Pro forma Hotel EBITDA Margin	33.5% to 34.5%	33.5% to 34.5%
Pro forma Consolidated Hotel EBITDA	$280.0 to $300.0 million	$270.0 to $290.0 million

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on August 8, 2012, at 10:00 a.m. (Eastern Time).  The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants and requesting RLJ Lodging Trust’s second quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com.  A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us

RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company’s portfolio consists of 144 hotels in 20 states and the District of Columbia, with more than 21,300 rooms. Additional information may be found on the Company’s website at http://rljlodgingtrust.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters.  Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement, including statements related to, among other things, the timing, price or amount of purchases, if any, under the Company’s common stock repurchase program,  the Company’s target leverage ratio, potential acquisitions or dispositions, the completion of the 2012 capital improvement plan, RevPAR growth, EBITDA growth, Hotel EBITDA margins or cash G&A expenses.  All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance.  Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.  For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Annual report on Form 10-K for the year ended December 31, 2011, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

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Additional Contacts:

Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust — (301) 280-7707

For additional information or to receive press releases via email, please visit our website:

http://rljlodgingtrust.com

RLJ Lodging Trust

Combined Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

	June 30,	December 31,
	2012	2011
	(unaudited)
Assets
Investment in hotel properties, net	$3,016,334	$2,820,457
Investment in loans	12,531	12,633
Cash and cash equivalents	155,595	310,231
Restricted cash reserves	82,085	87,288
Hotel receivables, net of allowance of $240 and $150, respectively	29,288	20,081
Deferred financing costs, net	9,327	9,639
Deferred income tax asset	1,626	1,369
Prepaid expense and other assets	34,046	28,320
Total assets	$3,340,832	$3,290,018
Liabilities and Equity
Borrowings under credit facility	$85,000	$—
Mortgage loans	1,335,186	1,341,735
Interest rate swap liability	1,421	1,796
Accounts payable and accrued expense	73,892	86,213
Deferred income tax liability	3,292	3,314
Advance deposits and deferred revenue	8,782	4,781
Accrued interest	2,343	2,115
Distributions payable	17,742	16,076
Total liabilities	1,527,658	1,456,030

Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively.	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 106,634,076 and 106,279,049 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively.	1,067	1,063
Additional paid-in-capital	1,837,231	1,835,011
Accumulated other comprehensive loss	(1,407)	(1,782)
Distributions in excess of net earnings	(41,803)	(18,960)
Total shareholders’ equity	1,795,088	1,815,332

Noncontrolling interest
Noncontrolling interest in joint venture	6,762	7,170
Noncontrolling interest in Operating Partnership	11,324	11,486
Total noncontrolling interest	18,086	18,656
Total equity	1,813,174	1,833,988
Total liabilities and equity	$3,340,832	$3,290,018

RLJ Lodging Trust

Combined Consolidated Statements of Operations and Comprehensive Income / (Loss)

(Amounts in thousands, except share and per share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2012	2011	2012	2011
Revenue
Hotel operating revenue
Room revenue	$194,842	$177,903	$353,421	$322,628
Food and beverage revenue	22,403	21,254	41,908	40,167
Other operating department revenue	6,012	5,114	11,121	9,645
Total revenue	223,257	204,271	406,450	372,440

Expense
Hotel operating expense
Room	40,967	38,133	77,897	71,741
Food and beverage	15,508	14,870	29,948	28,289
Management fees	7,638	6,985	13,942	12,764
Other hotel expenses	65,156	58,897	123,714	113,184
Total hotel operating expense	129,269	118,885	245,501	225,978
Depreciation and amortization	31,454	30,702	65,151	62,453
Property tax, insurance and other	12,474	12,068	25,108	23,488
General and administrative	7,481	6,165	14,741	11,175
Transaction and pursuit costs	2,795	634	2,814	3,332
IPO costs	—	10,244	—	10,244
Total operating expense	183,473	178,698	353,315	336,670
Operating income	39,784	25,573	53,135	35,770
Other income	106	69	190	224
Interest income	418	357	837	840
Interest expense	(20,374)	(27,894)	(40,555)	(53,752)
Loss on disposal	(634)	—	(634)	—

Income (loss) from continuing operations before income taxes	19,300	(1,895)	12,973	(16,918)

Income tax expense	(281)	(407)	(875)	(688)
Income (loss) from continuing operations	19,019	(2,302)	12,098	(17,606)

Loss from discontinued operations	—	(159)	—	(1,131)

Net income (loss)	19,019	(2,461)	12,098	(18,737)

Net (income) loss attributable to non-controlling interests
Noncontrolling interest in joint venture	38	(83)	408	77
Noncontrolling interest in common units of Operating Partnership	(172)	21	(134)	21
Net income (loss) attributable to the Company	18,885	(2,523)	12,372	(18,639)

Distributions to preferred unitholders	—	(45)	—	(61)

Net income (loss) attributable to common shareholders	$18,885	$(2,568)	$12,372	$(18,700)

Basic per common share data:
Net income (loss) per share attributable to common shareholders before discontinued operations	$0.18	$(0.03)	$0.11	$(0.22)
Discontinued operations	—	—	—	(0.01)
Net income (loss) per share attributable to common shareholders	$0.18	$(0.03)	$0.11	$(0.23)
Weighted-average number of common shares	105,388,743	88,767,570	105,360,778	81,228,975

Diluted per common share data:
Net income (loss) per share attributable to common shareholders before discontinued operations	$0.18	$(0.03)	$0.11	$(0.22)
Discontinued operations	—	—	—	(0.01)
Net income (loss) per share attributable to common shareholders	$0.18	$(0.03)	$0.11	$(0.23)
Weighted-average number of common shares	105,454,679	88,767,570	105,414,876	81,228,975

Comprehensive income (loss)
Net income (loss) attributable to the Company	$18,885	$(2,523)	$12,372	$(18,639)
Unrealized gain (loss) on interest rate derivatives	381	(384)	375	812
Comprehensive income (loss) attributable to the Company	$19,266	$(2,907)	$12,747	$(17,827)

RLJ Lodging Trust

Reconciliation of Net Income / (Loss) to Non-GAAP Measures

(Amounts in thousands, except per share data)

(unaudited)

FFO and Adjusted FFO

	For the three months ended June 30,		For the six months ended June 30,
	2012	2011	2012	2011
Net income (loss) (1)	$19,019	$(2,461)	$12,098	$(18,737)
Depreciation and amortization	31,454	30,702	65,151	62,453
Depreciation and amortization, discontinued operations	—	983	—	1,933
Distributions to preferred unitholders	—	(45)	—	(61)
Loss on disposal	634	—	634	—
Noncontrolling interest in joint venture	38	(83)	408	77
Adjustments related to joint venture (2)	(113)	(75)	(211)	(145)
FFO attributable to common shareholders	51,032	29,021	78,080	45,520

Transaction and pursuit costs	2,795	634	2,814	3,332
IPO Costs (3)	—	10,244	—	10,244
Amortization of share based compensation	1,754	639	3,213	639
Other expenses (4)(5)	—	4,883	—	5,665
Adjusted FFO	$55,581	$45,421	$84,107	$65,400

Adjusted FFO per common share and unit-basic (6)	$0.52	N/A	$0.79	N/A
Adjusted FFO per common share and unit-diluted (6)	$0.52	N/A	$0.79	N/A

Basic weighted-average common shares and units outstanding (7)	106,283	89,662	106,255	82,123
Diluted weighted-average common shares and units outstanding (7)	106,349	89,662	106,309	82,123

(1)	Includes net loss of discontinued operations.
(2)	Includes depreciation and amortization expense allocated to the noncontrolling interest in joint venture.
(3)	Includes expenses related to the transfer and assumption of indebtedness and other contractual obligations of our predecessor in connection with the IPO and our formation transactions.
(4)	Includes $4.3 million, for both the three and six months ended June 30, 2011, of incremental interest expense related to the accelerated payoff of mortgage indebtedness.
(5)	Includes $0.6 million and $1.4 million, respectively, for the three and six months ended June 30, 2011 of certain compensation obligations of our predecessor not continued.
(6)

The Company does not reflect Adjusted FFO per common share and unit (basic/diluted) for the three and six months ended June 30, 2011. The Company does not consider the calculation to be meaningful based on the timing of its initial public offering.

(7)	Includes 0.9 million operating partnership units.

RLJ Lodging Trust

Reconciliation of Net Income / (Loss) to Non-GAAP Measures

(Amounts in thousands)

(unaudited)

EBITDA, Adjusted EBITDA, Pro forma Consolidated Hotel EBITDA, and Pro forma Hotel EBITDA

	For the three months ended June 30,		For the six months ended June 30,
	2012	2011	2012	2011
Net income (loss) (1)	$19,019	$(2,461)	$12,098	$(18,737)
Depreciation and amortization	31,454	30,702	65,151	62,453
Depreciation and amortization, discontinued operations	—	983	—	1,933
Distributions to preferred unitholders	—	(45)	—	(61)
Interest expense, net (2)	20,364	27,949	40,533	53,721
Interest expense, net, discontinued operations	—	205	—	410
Income tax expense	281	407	875	688
Noncontrolling interest in joint venture	38	(83)	408	77
Adjustments related to joint venture (3)	(287)	(249)	(559)	(494)
EBITDA	70,869	57,408	118,506	99,990

Transaction and pursuit costs	2,795	634	2,814	3,332
IPO costs (4)	—	10,244	—	10,244
Loss on disposal	634	—	634	—
Amortization of share based compensation	1,754	639	3,213	639
Other expenses (5)	—	581	—	1,362
Adjusted EBITDA	$76,052	$69,506	$125,167	$115,567
General and administrative (6)	5,727	4,945	11,528	9,174
Other income/interest income	(515)	(481)	(1,006)	(1,033)
Operating results from discontinued operations	—	(1,029)	—	(1,214)
Corporate overhead allocated to properties	72	125	275	299
Distributions to preferred unitholders	—	45	—	61
Operating results from noncontrolling interest in joint venture	249	332	151	417
Pro forma adjustments (7)	1,787	3,540	3,504	5,011
Non-cash amortization (8)	250	250	500	500
Pro forma Consolidated Hotel EBITDA	$83,621	$77,233	$140,119	$128,782
Non-comparable hotels (9)	96	47	(1,670)	957
Pro forma Hotel EBITDA	$83,718	$77,280	$138,449	$129,739

(1)	Includes net loss of discontinued operations.
(2)	Excludes amounts attributable to investment in loans of $0.4 million and $0.8 million for the three and six months ended June 30, 2012 and 2011, respectively.
(3)	Includes depreciation, amortization and interest expense allocated to the noncontrolling interest in joint venture.
(4)	Includes expenses related to the transfer and assumption of indebtedness and other contractual obligations of our predecessor in connection with the IPO and our formation transactions.
(5)	Includes $0.6 million and $1.4 million, respectively, for the three and six months ended June 30, 2011 of certain compensation obligations of our predecessor not continued.
(6)	General and administrative expenses exclude certain compensation obligations of our predecessor not continued and amortization of share based compensation, which are reflected in Adjusted EBITDA.
(7)	2011 reflects adjustments made to incorporate prior ownership periods for new acquisitions.
(8)	Non cash amortization includes the amortization of management fee expenses.
(9)	Adjustments reflect operating results from properties closed for renovations and properties not open for operations.

RLJ Lodging Trust

Pro forma Operating Statistics

(unaudited)

For the three months ended June 30,

											% of Pro forma
		ADR			Occupancy			Pro forma RevPAR			Hotel EBITDA
	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q2 12
NYC	5	$253.33	$239.81	5.6%	90.0%	95.3%	-5.6%	$228.08	$228.62	-0.2%	17%
Chicago	21	123.67	118.65	4.2%	78.1%	75.0%	4.2%	96.60	88.98	8.6%	12%
Austin	17	122.36	115.59	5.9%	76.1%	75.8%	0.4%	93.11	87.57	6.3%	10%
Denver	15	118.94	112.80	5.4%	76.3%	74.7%	2.1%	90.73	84.24	7.7%	9%
Louisville	5	157.27	147.67	6.5%	77.6%	73.1%	6.2%	122.10	107.99	13.1%	8%
Washington DC	7	172.39	168.20	2.5%	84.3%	81.8%	3.1%	145.31	137.54	5.6%	8%
Other	73	115.50	108.34	6.6%	74.3%	72.6%	2.3%	85.84	78.71	9.1%	36%
Total	143	$136.09	$129.39	5.2%	77.2%	75.8%	1.8%	$105.00	$98.07	7.1%	100%

											% of Pro forma
		ADR			Occ			RevPAR			Hotel EBITDA
	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q2 12
South	63	$129.21	$122.17	5.8%	76.0%	74.3%	2.4%	$98.22	$90.73	8.3%	43%
West	26	116.98	109.72	6.6%	77.7%	75.0%	3.5%	90.86	82.31	10.4%	16%
Midwest	45	112.76	106.81	5.6%	74.6%	72.9%	2.3%	84.11	77.84	8.0%	20%
Northeast	9	226.45	216.28	4.7%	86.1%	88.9%	-3.2%	194.89	192.29	1.4%	21%
Total	143	$136.09	$129.39	5.2%	77.2%	75.8%	1.8%	$105.00	$98.07	7.1%	100%

											% of Pro forma
		ADR			Occ			RevPAR			Hotel EBITDA
	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q2 12
Focused Service	123	$125.86	$118.76	6.0%	77.3%	75.7%	2.1%	$97.29	$89.89	8.2%	69%
Compact Full Service	19	162.28	156.40	3.8%	77.4%	77.0%	0.4%	125.57	120.49	4.2%	26%
Full Service	1	193.66	185.77	4.2%	71.7%	68.6%	4.5%	138.93	127.53	8.9%	5%
Total	143	$136.09	$129.39	5.2%	77.2%	75.8%	1.8%	$105.00	$98.07	7.1%	100%

Note:

The schedule above includes Pro forma RevPAR and Pro forma Hotel EBITDA operating statistics for 143 of the Company’s hotels as if they had been owned since January 1, 2011.

The Garden District Hotel remains closed for renovations and therefore has been excluded from 2012 and 2011. Pro forma results reflect 100% of DoubleTree by Hilton Hotel Metropolitan New York City financial results, results have not been adjusted to reflect the 5% noncontrolling interest in the joint venture.

The information above has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust

Pro forma Operating Statistics

(unaudited)

For the six months ended June 30,

											% of Pro forma
		ADR			Occupancy			Pro forma RevPAR			Hotel EBITDA
	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q2YTD 12
NYC	5	$222.28	$203.87	9.0%	79.5%	92.2%	-13.8%	$176.64	$187.96	-6.0%	11%
Chicago	21	115.78	111.86	3.5%	70.3%	67.6%	4.0%	81.43	75.63	7.7%	10%
Austin	17	131.36	121.07	8.5%	75.5%	76.1%	-0.8%	99.15	92.13	7.6%	14%
Denver	15	115.95	111.14	4.3%	69.6%	68.8%	1.1%	80.70	76.48	5.5%	9%
Louisville	5	144.53	137.51	5.1%	72.7%	65.5%	11.0%	105.06	90.01	16.7%	8%
Washington DC	7	168.43	163.41	3.1%	72.5%	75.8%	-4.4%	122.10	123.87	-1.4%	7%
Other	73	116.41	109.46	6.4%	71.9%	70.2%	2.4%	83.76	76.90	8.9%	41%
Total	143	$131.32	$124.96	5.1%	72.6%	72.2%	0.5%	$95.30	$90.19	5.7%	100%

											% of Pro forma
		ADR			Occ			RevPAR			Hotel EBITDA
	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q2YTD 12
South	63	$130.20	$122.99	5.9%	74.6%	73.1%	2.1%	$97.12	$89.85	8.1%	50%
West	26	114.32	108.60	5.3%	71.5%	70.1%	2.0%	81.76	76.12	7.4%	16%
Midwest	45	108.92	102.61	6.1%	68.3%	66.3%	3.0%	74.39	68.06	9.3%	19%
Northeast	9	202.04	189.08	6.9%	76.2%	84.9%	-10.2%	153.97	160.53	-4.1%	15%
Total	143	$131.32	$124.96	5.1%	72.6%	72.2%	0.5%	$95.30	$90.19	5.7%	100%

											% of Pro forma
		ADR			Occ			RevPAR			Hotel EBITDA
	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q2YTD 12
Focused Service	123	$122.60	$115.85	5.8%	73.0%	71.4%	2.2%	$89.50	$82.77	8.1%	72%
Compact Full Service	19	154.52	147.53	4.7%	71.6%	75.7%	-5.4%	110.67	111.74	-1.0%	23%
Full Service	1	173.06	169.77	1.9%	69.2%	62.0%	11.6%	119.68	105.24	13.7%	5%
Total	143	$131.32	$124.96	5.1%	72.6%	72.2%	0.5%	$95.30	$90.19	5.7%	100%

Note:

The schedule above includes Pro forma RevPAR and Pro forma Hotel EBITDA operating statistics for 143 of the Company’s hotels as if they had been owned since January 1, 2011.

Due to conversion upgrades at Fairfield Inn & Suites Washington, DC/Downtown and Courtyard by Marriott Charleston Historic District, these two hotels were excluded for the three months ended March 31, 2012 and 2011.  The Garden District Hotel remains closed for renovations and therefore has been excluded from 2012 and 2011. Pro forma results reflect 100% of DoubleTree by Hilton Hotel Metropolitan New York City financial results, results have not been adjusted to reflect the 5% noncontrolling interest in the joint venture.

The information above has not been audited and is presented only for comparison purposes.

Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of our performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, and (5) Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of our operating performance.  FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)

The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations.

The Company believes that the presentation of FFO provides useful information to investors regarding our operating performance by excluding the effect of depreciation and amortization, gains or losses from sales for real estate, extraordinary items and the portion of items related to unconsolidated entities, all of which are based on historical cost accounting, and that FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing us to non-REITs. The Company presents FFO attributable to common shareholders, which includes our OP units, because our OP units are redeemable for common shares of beneficial interest.  The Company believes it is meaningful for the investor to understand FFO attributable to all common shares of beneficial interest and OP units.

Adjusted FFO

The Company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, such as hotel transaction and pursuit costs, the amortization of share based compensation and other nonrecurring expenses that were the result of the IPO and related formation transactions. The Company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of our operating performance between periods and between REITs by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results.  In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes our OP units, because our OP units are redeemable for common shares of beneficial interest.  The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares of beneficial interest and OP units.

Adjusted EBITDA

The Company further adjusts EBITDA for certain additional items such as hotel transaction and pursuit costs, the amortization of share based compensation, disposal of assets and other non-recurring expenses that were the result of the IPO and related formation transactions. The Company believes that Adjusted EBITDA provides investors with another financial measure that can facilitate comparisons of operating performance between periods and between REITs.

Hotel EBITDA

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Pro forma Hotel EBITDA includes hotel results from prior ownership periods and excludes non-comparable hotels which were not open for operation or closed for renovations for comparable periods.  Pro forma Consolidated Hotel EBITDA includes hotel results from prior ownership periods and includes non-comparable hotels which were not open for operation or closed for renovations for comparable periods.